INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-35704 of Universal Foods Corporation on Form S-8 of our report dated March 22, 1996, appearing in the Annual Report on Amendment No. 1 to Form 10-K/A of Universal Foods Corporation Savings Plan for the year ended September 30, 1995.


DELOITTE & TOUCHE LLP


March 28, 1996
Milwaukee, Wisconsin